SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                           Current Report on Form 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 27, 2000                      Commission File:  0-9416


                                WCM CAPITAL, INC.
             (Exact Name of Registrant as specified in its charter)


         Delaware                                          13-2879202
(State or other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)



              76 Beaver Street, Suite 500, New York, New York 10005
                    (Address of Principal Executive Offices)




Registrants Telephone Number
Including area code:                                            (212) 344-2828




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Item 5. - Other Events

On March 16, 2000, the Company notified Lazar Levine & Felix, LLP ("Lazar Levine & Felix, LLP") of its decision to dismiss the firm as its independent auditors. The decision to dismiss Lazar Levine & Felix, LLP was approved by the Board of Directors of the Company.

During the two most recent fiscal years of the Company, none of the reports of Lazar Levine & Felix, LLP on the financial statements of the Company contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to audit scope, or accounting principles; however, Lazar Levine & Felix, LLP has qualified or modified its reports on the financial statements of the Company as a going concern. During the two most recent fiscal years and any subsequent interim period preceding the dismissal of Lazar Levine & Felix, LLP, there were no disagreements between the Company and Lazar Levine & Felix, LLP concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused Lazar Levine & Felix, LLP to make a reference to the subject matter thereof in its report had such disagreement not been resolved to the satisfaction of Lazar Levine & Felix, LLP.

The  Company  retained   Ehrenkrantz   Sterling  &  Co.  LLC,  Certified  Public
Accountants as its independent auditors for fiscal year 1999.


Item 7.   Financial Statements and Exhibits

                    None

               Exhibits

                    Letter dated March 17, 2000 from Lazar Levine & Felix LLP Terminating services

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     WCM CAPITAL, INC.

                                                     /s/ Robert Waligunda
Dated:    March 27, 2000                          ---------------------------
                                                  Robert Waligunda, President